UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 24, 2008, Celgene International Sarl announced the results of regulatory actions regarding REVLIMID® (lenalidomide) in Australia, Canada and the European Union. In Australia, REVLIMID® received marketing authorization approval from the Australian Therapeutic Goods Administration for use in combination with dexamethasone as a treatment for patients with multiple myeloma whose disease has progressed after one therapy. In Canada, REVLIMID® received conditional marketing authorization approval from the Canadian Therapeutic Products Directorate for the treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk MDS associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities.

In the European Union, the European Medicines Agency’s, or EMEA, Committee for Medicinal Products for Human Use, or CHMP, issued a negative opinion on the Company’s Marketing Application for Lenalidomide – Celgene Europe for the treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk MDS associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities. The CHMP concluded that lenalidomide is efficacious in patients suffering from deletion 5q MDS. Based on information available to the CHMP from the uncontrolled, open-label, 148-patient Phase II study (MDS-003), the CHMP was not convinced the data were sufficient to assure safety. Celgene intends to apply for a re-examination of the CHMP opinion in accordance with relevant EMEA procedures.

Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing such information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit 99.1 – Press Release dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: January 24, 2008

By: /s/ David W. Gryska
Name: David W. Gryska
Title: Sr. Vice President and Chief Financial Officer